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                                                                RECEIVED
                                                            August 30, 2000
                                                            Secretary of the
                                                              Commonwealth
                                                         Corporations Division
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                               THIRD AMENDMENT TO
                              DECLARATION OF TRUST
                                       OF
                             NEW CENTURY PORTFOLIOS

         This Third Amendment to the Declaration of Trust (Declaration) of New Century Portfolios (formerly known as "Weston Portfolios") (the "Trust") is made effective this 30th day of August, 2000 by the Trustees of the Trust, as evidenced by the signature of the party hereto, a Trustee of the Trust.

                                   WITNESSETH

         WHEREAS, the Declaration was made on February 1, 1990 and the Trustees of the Trust now desire to amend the Declaration to authorize and create two additional series; and

         WHEREAS, Article XII, Section 12.6 of the Declaration provides that the Trust may be amended by the Trustees at any time except for those provisions which cannot be amended without Beneficial Shareholder's approval.

         NOW, THEREFORE, the Trustees hereby declare that Article V, Section 5.2, Paragraph 1 be amended to read as follows:

         5.2. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further series, effective as of August 24, 2000, four series of shares of the Trust have been established and designed by the Trustees, as follows:

                       "New Century Aggressive Portfolio;"
                     "New Century International Portfolio;"
                      "New Century Capital Portfolio;" and
                        "New Century Balanced Portfolio."

         The establishment and designation of any series in addition to those established and designated herein shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such series, or as otherwise provided in such instrument. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.



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         IN WITNESS  WHEREOF,  the undersigned has executed this instrument this
30th day of August, 2000.



                                   By: /S/ DOUGLAS A. BIGGAR
                                   Title:         Trustee